Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
General Mills, Inc.:
We consent to the incorporation by reference in the Registration Statements (Nos. 333-116779, 333-151048, 333-152321, and 333-155932) on Form S-3 and Registration Statements (Nos. 2-13460, 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, 333-109050, 333-131195, 333-139997, and 333-148820) on Form S-8 of General Mills, Inc. of our report dated July 13, 2009, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 31, 2009 and May 25, 2008, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, cash flows, and the financial statement schedule for each of the fiscal years in the three-year period ended May 31, 2009 and the effectiveness of internal control over financial reporting as of May 31, 2009 which report is included in the May 31, 2009 annual report on Form 10-K of General Mills, Inc.
Our report refers to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on May 28, 2007.

/s/ KPMG LLP
Minneapolis, Minnesota
July 13, 2009